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                                                                   Exhibit 10.11

                                    AGREEMENT

AGREEMENT made this 19th day of March, 2000, by and among IMX PHARMACEUTICALS, INC., a Utah corporation (the "Company"), with its offices at 2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431; WILLIAM A. FORSTER ("Forster"), MARC FALKIN ("Falkin") and GARY SPIELFOGEL ("Spielfogel"), each an individual with his principal place of business at c/o IMX Pharmaceuticals, Inc.

                                   WITNESSETH:

         WHEREAS, in June, 1998, Medicis Pharmaceutical Corporation ("Medicis"), in order to recognize and strengthen Forster's, Falkin's, and Spielfogel's commitment the joint venture between it and the Company, decided independently to grant them and others options to purchase shares of its common stock (collectively the "Medicis Options") which vest ratably over a five (5) year period;

         WHEREAS, the Board of Directors of the Company initially ratified the receipt and the exercise of the vested portion of the Medicis Options by Forster, Falkin and Spielfogel;

         WHEREAS, subsequent to ratification by the Board of Directors of the receipt of the Medicis Options and the exercise of the vested portion of the Medicis Options by Forster, Falkin and Spielfogel, they have revisited the matter and, in view of the Board of Director's concern for the present financial condition of the Company, they have requested and Forster, Falkin and Spielfogel have agreed that the balance of the unexercised Medicis Options should be held for the benefit of the Company;

         WHEREAS, the Board of Directors wishes to reaffirm that the grant of the Medicis Options to Forster, Falkin, and Spielfogel was entirely proper;

         WHEREAS, the Board of Directors again ratifies the continued ownership by Forster, Falkin, and Spielfogel of the common stock issued to them as a result of their exercise of a part of their Medicis Options;

         WHEREAS, paragraph 7 of each Medicis Option provides that the Medicis Options are not transferable (except upon death of the option holder); and

         WHEREAS, each of Forster, Falkin and Spielfogel have agreed that the balance of the unexercised Medicis Options shall be held as nominees for the benefit of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereto hereby agree as follows:

         1. Warranties and Representation. Each of Forster, Falkin and Spielfogel hereby warrants and represents to the Company that

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                  (a) only 1/5 of the Medicis Options have been exercised;

                  (b) each has not transferred or hypothecated any interest in and to the Medicis Options, the shares issuable upon exercise of the Medicis Options and the proceeds of the sale thereof are or will be, owned free and clear of all liens and encumbrances, subject only to the terms contained in agreements for the Medicis Options; and

                  (c) true and complete copies of each Medicis Option and the plan under which the Medicis Options have been granted have been delivered to the Company.

         2. Transfer of Rights. Each of Forster, Falkin and Spielfogel hereby irrevocably transfer any and all rights in and to, and relinquish any and all rights and benefits to the balance of, the unexercised Medicis Options, the additional shares issuable upon the Medicis Options, and the proceeds of the sale thereof; and covenant and agree with the Company that the balance of the unexercised Medicis Options, the additional shares issuable upon exercise of the Medicis Options, and the proceeds of the sale thereof shall be held as nominees for the sole benefit of the Company.

         3. Instructions of the Company. Each of Forster, Falkin and Spielfogel hereby agree that they shall follow the instructions of the Company in respect of the exercise of the Medicis Options, transfer, sale and voting of the additional shares issuable upon the exercise of the Medicis Options, and the disposition of the proceeds of the sale of the additional shares issuable upon the exercise of the Medicis Options.

         4. Acceptance by Company. The Company hereby accepts the rights in the Medicis Options conveyed herein, and agrees to permit Forster, Falkin and Spielfogel to hold the Medicis Options and the shares issuable upon the Medicis Options for the sole benefit of the Company.

         5. Retention of Medicis Common Stock. The Company agrees that Forster, Falkin, and Spielfogel shall retain the Medicis Common Stock previously issued to them upon exercise of a portion of their Medicis Options and hereby releases them from any claim for that stock, the proceeds of its sale, or otherwise against them.

         6. Indemnification. Each of the parties shall hold the other parties harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by such persons arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by a party pursuant to this Agreement.

         7. Further Assurances.
                  (a) Each of Forster, Falkin and Spielfogel shall at any one time and from time to time, at the request of the Company and at its expense, if any, execute and deliver such other instruments of conveyance or transfer and take such other actions as the Company may request in order to vest in the Company good and marketable title to the Medicis Options, the additional share issuable upon the Medicis Options and the


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proceeds of the sale thereof. In the event that each of Forster, Falkin and
Spielfogel, within seven (7) days after the Company's request therefore, has not executed or delivered such instruments of conveyance or transfer, or take such other actions to vest in the Company good and marketable title to the Medicis Options, the shares issuable upon the Medicis Options and the proceeds of the sale thereof as requested by the Company, then, each of Forster, Falkin and Spielfogel each hereby grant to the Company an irrevocable power of attorney to effect same in the name and stead of each of Forster, Falkin and Spielfogel, as the case may be. The Company need not take any other action, nor have any other documents executed, to effect such power of attorney. Each of Forster, Falkin and Spielfogel expressly acknowledge and agree that such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

                  (b) If any of Forster, Falkin, and Spielfogel shall be subject to any Federal or state income or property tax as a result of the transfer described in Section 2, following an instruction pursuant to section 3, or any action taken pursuant to paragraph (a) of this section, the Company shall immediately either (i) pay that tax or reimburse Forster, Falkin, and Spielfogel for any tax paid by or assessed against them, and (ii) pay or reimburse Forster, Falkin, and Spielfogel for any tax due as a result of any payment made under this section.

         8. Acknowledgement and Release. The Company agrees that the receipt and partial exercise of the Medicis Options by Forster, Falkin, and Spielfogel was not wrong in any way and hereby forever releases, on its own behalf and on behalf of any successors or assigns, any claim that it might have or will ever have against them. The provisions of the Company's Certificate of Incorporation relating to indemnification shall apply to any claim made against Forster, Falkin, or Spielfogel in contravention of this release.

         9. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

         10. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida without regard to the principles of conflicts of laws.

         11. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

         12. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties and remain in full force and effect. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.
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         13. Counterparts: Facsimile Signatures. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals. Delivery by facsimile transmission of an executed signature page to this Agreement shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.


                                                IMX PHARMACEUTICALS, INC.


                                                By: /s/William A. Forster
                                                -------------------------
                                                William A. Forster, President



                                                /s/William A. Forster
                                                -------------------------
                                                William A. Forster



                                                /s/ Marc Falkin
                                                -------------------------
                                                Marc Falkin



                                                /s/ Gary Spielfogel
                                                -------------------------
                                                Gary Spielfogel